                                  EXHIBIT INDEX


EXHIBIT 11                                                  PAGE
- ----------                                                  ----

Earnings per share computation . . . . . . . . . . . . . .   11

EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                        THREE MONTHS ENDED
                                                   -----------------------------
                                                   JUNE 30, 1996   JUNE 30, 1995
                                                   -------------   -------------

Weighted average common shares outstanding          6,738,334       5,290,000

Dilutive effect of common equivalent shares(a)         38,900          38,900
                                                    ---------       ---------

Weighted average shares outstanding                 6,777,234       5,328,900
                                                    ---------       ---------
                                                    ---------       ---------

Net loss                                            $(913,748)      $ (10,000)
                                                    ---------       ---------
                                                    ---------       ---------

Fully diluted earnings per share (b)                $    (.13)      $    -
                                                    ---------       ---------
                                                    ---------       ---------


(a) CALCULATES THE DILUTIVE EFFECT OF OUTSTANDING STOCK OPTIONS BASED UPON THE "TREASURY STOCK METHOD".

(b) AS FULLY DILUTED EARNING PER SHARE AND PRIMARY EARNINGS PER SHARE ARE EQUAL, ONLY FULLY DILUTED EARNINGS PER SHARE WILL BE DISCLOSED IN THE FORM 10-QSB.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         The Ashton Technology Group, Inc.
                                         ---------------------------------
                                                   (REGISTRANT)



Date:  August 19, 1996              By: /s/ Raymond T. Tate
                                       --------------------------------------
                                            Raymond T. Tate
                                      Chief Executive Officer and
                                        Chief Financial Officer
                                     (principal financial officer)